EXHIBIT 23


                       [KPMG PEAT MARWICK LLP LETTERHEAD]

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Kenmar Business Groups, Inc.
(now known as EMSG Systems Divisions, Inc.)


We consent to incorporation by reference in the Form 8-K/A of Electronic Manufacturing Services Group, Inc. dated July 31, 1996 of our report, dated October 20, 1995, with respect to the consolidated balance sheets of Kenmar Business Groups, Inc. as of August 31, 1995 and 1994 and the related consolidated statements of income (loss), stockholders' deficit and cash flows for the years then ended, which report appears in the Form DEFR 14A of J.A. Industries, Inc. dated July 12, 1996.

We also consent to the incorporation by reference in the Registration Statement related to the J.A. Industries, Inc. 1994 Employee Consultant and Advisor
Stock Compensation Plan on Form S-8 of J.A. Industries, Inc. (now known as Electronic Manufacturing Services Group, Inc.) of our report, dated October
20, 1995, with respect to the consolidated balance sheets of Kenmar Business Groups, Inc. as of August 31, 1995 and 1994 and the related consolidated statements of income (loss), stockholders' deficit and cash flows for the years then ended, which report is incorporated by reference in the Form 8-K/A of Electronic Manufacturing Services Group, Inc. dated July 31, 1996.


Our report refers to the Company's adoption of Statement of Financial Accounting Statements No. 121, "Accounting for the Impairment of Long-Lived Assets and Long Lived-Assets to be disposed of" on September 1, 1994.



                                      KPMG PEAT MARWICK LLP

Raleigh, North Carolina
October 15, 1996